As filed with the Securities and Exchange Commission on June 18, 2003

Registration No. 333-58005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COOPER CAMERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0451843
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1333 West Loop South, Suite 1700
Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

INDIVIDUAL ACCOUNT RETIREMENT PLAN FOR HOURLY-PAID

EMPLOYEES AT THE COOPER CAMERON CORPORATION

MOUNT VERNON PLANT

(Full title of the plan)

William C. Lemmer

Senior Vice President, General Counsel and Secretary

Cooper Cameron Corporation

1333 West Loop South, Suite 1700

Houston, Texas 77027

(Name and address of agent for service)

(713) 513-3300

(Telephone number, including area code, of agent for service)

POST-EFFECTIVE AMENDMENT NO. 1

Cooper Cameron Corporation (the “Registrant”) is filing this post-effective amendment to the Individual Account Retirement Plan for Hourly-Paid Employees at the Cooper Cameron Corporation Mount Vernon Plant Registration Statement No. 333-58005, filed on June 29, 1998 with the Securities and Exchange Commission to deregister 9,927 shares of Common Stock previously registered on Registration Statement No. 333-58005.

Concurrently with the filing of this Amendment No. 1 to Registration Statement on Form S-8, the Registrant will file a Registration Statement on Form S-8 for the Cooper Cameron Long-Term Incentive Plan, As Amended and Restated (November 2002) (the “LTIP”). The Registrant will carry forward the 9,927 shares being deregistered under this Amendment No. 1 to Registration Statement on Form S-8 to the Registration Statement on Form S-8 for the LTIP.

Additionally, the $153.86 registration fee previously paid by the Registrant to register 9,927 shares being deregistered under this Amendment No. 1 to Registration Statement on Form S-8 for the Individual Account Retirement Plan for Hourly Paid Employees at the Cooper Cameron Corporation Mount Vernon Plant will be carried forward and applied to the registration fee due as a result of registering the 9,927 shares on Registration Statement on Form S-8 for the LTIP.

POWER OF ATTORNEY

Each of the undersigned hereby appoints Sheldon R. Erikson and William C. Lemmer and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of June, 2003.

COOPER CAMERON CORPORATION (Registrant)

By:	/s/ Franklin Myers
Franklin Myers Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated June 18, 2003.

Signature	Title

/s/ Sheldon R. Erikson Sheldon R. Erikson	Director, Chairman, President & Chief Executive Officer (principal executive officer)

/s/ Franklin Myers Franklin Myers	Senior Vice President & Chief Financial Officer (principal financial officer)

/s/ Charles M. Sledge Charles M. Sledge	Vice President & Controller (principal accounting officer)

Nathan M. Avery *	Director

C. Baker Cunningham*	Director

Lamar Norsworthy*	Director

Michael E. Patrick*	Director

David Ross*	Director

Bruce W. Wilkinson*	Director

The Plan.    Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 18th day of June, 2003.

INDIVIDUAL ACCOUNT RETIREMENT PLAN FOR HOURLY-PAID EMPLOYEES AT THE COOPER CAMERON CORPORATION MOUNT VERNON PLANT

ADMINISTRATIVE COMMITTEE

By:	/s/ Franklin Myers
Franklin Myers, Chairman

*By:	/s/ William C. Lemmer
William C. Lemmer Attorney-in-fact